Exhibit 99.1

A change in direction and leadership for Port of Call Online, Inc. (POCO)

Yuba City, CA – (October 22, 2014) - Port of Call Online, Inc. (POCO) issued the following announcement to shareholders noting the appointments of Mr. Arthur Scott Dockter and Ms. Amy Clemens, and the new direction the Company intends to pursue.

Directors and Officer Appointments

Mr. Arthur Scott Dockter was appointed the Company’s President, CEO, CFO, Secretary and Director by Directors Mr. Joseph Shea and Ms. Gertrude Shea effective as of September 24, 2014. Mr. Shea and Ms. Shea subsequently resigned, the resignation of which was not a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Previously, Mr. Dockter served in a variety of senior executive and directorship positions, most recently as a Director at US Mine Corp., a private company focusing on the development and contract mining of industrial mineral and metal projects throughout North America. Over the course of his 30-year career, Mr. Dockter has been responsible for the development of several large open pit and underground mines in the USA, having worked extensively in the states of Nevada, California, Idaho, and Montana. A seasoned executive, Mr. Dockter has had comprehensive involvement in all aspects of the mining business, including exploration, permitting, mine development, financing, operations, asset acquisitions, and marketing and sales. His experience covers a range of commodities including industrial minerals, gold, silver, copper and other precious metals. Mr. Dockter has over 18-years’ experience as an officer and director of public companies, and has broad experience in the debt and equity markets. Mr. Dockter holds a Class A Engineering License and a General Engineering License in the State of California.

Ms. Amy Clemens was appointed the Company’s CFO and Director, effective October 27, 2014. Ms. Clemens has over 30 years’ experience in corporate finance, budget, internal audit and business management.  Before joining the Company she served as the Chief Operations Officer for OPTEC Solutions, LLC, providing manned and unmanned aerial solutions to the DoD.  She also brings several years’ experience working in the petrochemical industry. She served   as President of an all-volunteer organization known as the Golden West Aviation Association. Ms. Clemens earned her bachelor’s degree in History with a minor in Business and master’s degree in History from the University of Texas at San Antonio.  Currently, she is working on her degree in Doctoral Management from the University of Phoenix.

New Direction of Company

As a result of the change in management, the Company will no longer pursue its prior business of developing web-based services for boaters but intends to pursue interests in the field of industrial minerals and natural resources. The Company intends to engage in the identification, acquisition, development, mining and full-scale exploitation of industrial and natural mineral properties in the United States as its top priority. The Company’s business plan is  to define and commercially develop world-class industrial and natural mineral deposits to be sold in the industrial and agricultural market sectors.

“Our purpose is to create long-term shareholder value through the acquisition, exploitation, and commercial development, of industrial minerals and natural resources – markets we believe are a cornerstone of the US and global economies alike,” stated Mr. Dockter “These important resources are found in thousands of products, and in many cases, there is simply no substitute for their valuable properties. They comprise components within products from the simplest drinking glass to the most complicated medications.  Industrial minerals are used in construction, agriculture additives, animal feedstock, ceramics, synthetics, absorbents and electronics as just a small example. We look forward to reporting back to our shareholders as we develop the Company fundamentals to support these important assets.”

Safe Harbor

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Port of Call Online Inc. by members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact Information

Mr. Arthur Scott Dockter
CEO | Director

1670 Sierra Ave. Suite 402
Yuba City, CA, 95993

Tel: (530)   676-7873